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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement of Mountain National Bancshares, Inc. on Form S-8 of our report dated March 27, 2006 on the consolidated financial statements of Mountain National Bancshares, Inc. , which appear in the Annual Report on Form 10-KSB of Mountain National Bancshares, Inc. for the year ended December 31, 2005.





                                        /s/ Crowe Chizek and Company LLC


Brentwood, Tennessee
May 22, 2006